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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated as of the Effective Date between SILICON VALLEY BANK, a California corporation ("BANK"), and COMMVAULT SYSTEMS, INC., a Delaware corporation ("BORROWER"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1.   ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

     2.   LOAN AND TERMS OF PAYMENT

     2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

     2.1.1 TERM LOAN.

          (a) Availability. Bank shall make one (1) term loan available on or after the Effective Date but no later than the earlier of (i) five (5) Business Days following Borrower closing on an initial public offering or (ii) July 31, 2006 to Borrower in an amount up to the Term Loan Amount, subject to the satisfaction of the terms and conditions of this Agreement.

          (b) Repayment. Commencing on June 1, 2006 and on the first (1st) day of each quarter thereafter, Borrower shall repay the Term Loan in (i) equal installments of principal, which would fully amortize the Term Loan over a twenty-four (24) month period, plus (ii) accrued interest ((i) and (ii) collectively, the "TERM LOAN PAYMENT"). Borrower's final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan.

     2.2 GENERAL PROVISIONS RELATING TO THE CREDIT EXTENSION. Borrower shall pay interest accrued on the Credit Extension at the rates and in the manner set forth in Section 2.3(b).

     2.3 PAYMENT OF INTEREST ON THE CREDIT EXTENSION.

          (a) Computation of Interest. Interest on the Credit Extension and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date

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of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

          (b) The Term Loan. The Term Loan shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the LIBOR Rate plus the LIBOR Rate Margin.

          (c) Default Interest. Except as otherwise provided in Section 2.3(b), after an Event of Default or after acceleration of the Obligations, Obligations shall bear interest at a rate per annum which is five percent (5.00%) above the rate effective immediately before the Event of Default (the "DEFAULT RATE"). Payment or acceptance of the increased interest provided in this Section is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

          (d) Debit of Accounts. Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments when due, or any other amounts Borrower owes Bank, when due. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

     2.4 FEES. Borrower shall pay to Bank all Bank Expenses (including reasonable attorneys' fees and expenses, plus expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, immediately upon receipt of an invoice therefore.

     3. CONDITIONS OF LOANS

     3.1 CONDITIONS PRECEDENT TO CREDIT EXTENSION. Bank's obligation to make the Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

          (a) Borrower shall have delivered duly executed original signatures to the Loan Documents to which it is a party;

          (b) Borrower shall have delivered duly executed original signatures to the Control Agreement;

          (c) Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey as of a date no earlier than thirty (30) days prior to the Effective Date;

          (d) Borrower shall have delivered duly executed original signatures to the completed Borrowing Resolutions for Borrower;

          (e) Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including


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any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the Credit Extension, will be terminated or released;

          (f) Borrower shall have delivered the Perfection Certificate executed by Borrower;

          (g) Borrower shall have delivered the insurance policies and/or endorsements required pursuant to Section 6.4 hereof evidence satisfactory to Bank that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

          (h) Borrower shall have paid the fees and Bank Expenses specified in
Section 2.4 hereof.

     3.2 PROCEDURE FOR THE BORROWING OF CREDIT EXTENSIONS.

     Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, the Term Loan shall be made upon Borrower's irrevocable written notice delivered to Bank in the form of a Notice of Borrowing, executed by a Responsible Officer of Borrower or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance. Such Notice of Borrowing must be received by Bank prior to 11:00 a.m. Pacific time, at least three (3) Business Days prior to the Funding Date specifying the requested Funding Date.

     The proceeds of the Term Loan will then be made available to Borrower on the Funding Date by Bank by transfer to the Designated Deposit Account and, subsequently, by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Credit Extensions shall be deemed made to Borrower, and no interest shall accrue on the Term Loan, until the related funds have been deposited in the Designated Deposit Account.

     3.3 SPECIAL PROVISIONS GOVERNING THE TERM LOAN.

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the Term Loan as to the matters covered:

          (a) Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term Loan and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

          (b) Inability to Determine Applicable Interest Rate. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) on any Interest Rate Determination Date with respect to the Term Loan, that by reason of circumstances affecting the London interbank market adequate and fair means do not


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exist for ascertaining the interest rate applicable to the Term Loan on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon the Term Loan shall bear interest on the outstanding principal amount thereof at the Alternate Rate until such time as Bank determines that such circumstances cease to exist.

          (c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate Bank, upon written request by Bank (which request shall set forth the manner and method of computing such compensation), for all reasonable losses, expenses and liabilities, if any (including any interest paid by Bank to lenders of funds borrowed by it to make or carry its Term Loan and any loss, expense or liability incurred by Bank in connection with the liquidation or re-employment of such funds), that Bank may incur: (i) if for any reason (other than a default by Bank or due to any failure of Bank to fund a Term Loan due to impracticability or illegality under Sections 3.4(d) and 3.4(e)) a borrowing does not occur on a date specified in a Notice of Borrowing, or (ii) if any principal payment of any of its Term Loan occurs on a date prior to the last day of an Interest Period.

          (d) Assumptions Concerning Funding of the Term Loan. Calculation of all amounts payable to Bank under this Section and under Section 3.4 shall be made as though Bank had actually funded the Term Loan through the purchase of a Eurodollar deposit bearing interest at LIBOR in an amount equal to the amount of such Term Loan and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the Term Loan in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section and under Section 3.4.

     3.4 ADDITIONAL REQUIREMENTS/PROVISIONS REGARDING THE TERM LOAN.

          (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of the Term Loan prior to the last day of the Interest Period, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets, the offshore currency markets, or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

          (b) Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Credit Extensions relating thereto (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:


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               (i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Credit Extensions (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

               (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any Credit Extensions or any deposits referred to in the definition of LIBOR); or

               (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

     Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Section 3.4 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section
3.4. Determinations and allocations by Bank for purposes of this Section 3.4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Credit Extensions, of making or maintaining Credit Extensions, or on amounts receivable by it in respect of Credit Extensions, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

          (c) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any Person controlling Bank (a "PARENT") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen
(15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 3.4(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

          (d) If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of the Term Loan for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the Term Loan, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, the Term Loan shall bear interest at the Alternate Rate until Bank determines that such circumstances have ceased to exist.


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          (e) If it shall become unlawful for Bank to maintain the Term Loan, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Credit Extensions in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.4(a)).

     4. CREATION OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank's Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

     If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at Borrower's sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

     4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

     5. REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each of its Subsidiaries are duly existing and in good standing as Registered Organizations only in the State of Delaware and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate substantially in the form attached hereto as Exhibit E signed by Borrower, entitled "Perfection Certificate." Borrower represents and warrants to Bank that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof;
(b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's


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organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business, or, if more than one, its chief executive office as well as Borrower's mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its state of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower's organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower's business.

     5.2 COLLATERAL. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than (a) deposit accounts with Bank, (b) deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, and (c) deposit accounts with respect to which Borrower has given Bank notice and to the extent required under this Agreement, taken such actions as are necessary to give Bank a perfected security interest therein.

     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

     Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower's knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower's business. Except as noted on the Perfection Certificate, Borrower is not a party to, or bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have


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a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor's agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future.

     5.3 LITIGATION. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000).

     5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations as of the dates thereof. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 SOLVENCY. Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower's or any of its Subsidiaries' properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     5.7 SUBSIDIARIES; INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a "Permitted Lien." Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and


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payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     5.9 USE OF PROCEEDS. Borrower shall use the proceeds of the Credit Extensions solely to finance a dividend to Borrower's preferred shareholders and to fund its general business requirements and not for personal, family, household or agricultural purposes.

     5.10 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6. AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE. Maintain its and all its Subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business.

     6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

          (a) DELIVER TO BANK: (i) so long as Borrower is not subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "ACT"), as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's and each of its Subsidiary's operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) so long as Borrower is not subject to the reporting requirements under the Act, as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt; (iv) in the event that Borrower becomes subject to the reporting requirements under the Act, within forty-five (45)


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days of filing, all reports on Form 10-Q and 8-K filed with the Securities and
Exchange Commission or a link thereto on Borrower's or another website on the Internet; (v) in the event that Borrower becomes subject to the reporting requirements under the Act, as amended, within one hundred twenty (120) days of Borrower's fiscal year end, all reports on Form 10-K filed with the Securities and Exchange Commission or a link thereto on Borrower's or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (vii) prompt notice of an event that materially and adversely affects the value of the intellectual property; (viii) as soon as available, but no later than thirty (30) days after approval by Borrower's board of directors, copies of all annual financial projections, commensurate in form, substance and timing with those provided by Borrower to its venture capital and other investors and (ix) budgets, sales projections, operating plans and other financial information reasonably requested by Bank.

          (b) Within (i) thirty (30) days after the last day of each month so long as Borrower is not subject to the reporting requirements under the Act or
(ii) at all times that Borrower is subject to the reporting requirements of the Act, Borrower shall deliver to Bank within forty-five (45) days after the last day of each quarter, a duly completed Compliance Certificate signed by a Responsible Officer setting forth calculations showing compliance with the financial covenant set forth in this Agreement and as soon as available, but in no event more than seven (7) days after each month end, a cash balance report in form and detail satisfactory to Bank in all respects

          (c) Allow Bank to audit Borrower's Collateral at Borrower's expense.

     6.3 TAXES; PENSIONS. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

     6.4 INSURANCE. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower's industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as the sole loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty insurance policy up to Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii)


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

shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third Persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.

     6.5 OPERATING ACCOUNTS.

          (a) Maintain its primary operating accounts with Bank.

          (b) Provide Bank not less than five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or its Affiliates. In addition, for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank's Lien in such Collateral Account in accordance with the terms hereof; provided, however that no Control Agreement is required for any deposit account with an amount on deposit the does not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000), so long as the aggregate amounts in such deposit accounts do not exceed One Million Dollars ($1,000,000). The provisions of the previous sentence which require a Control Agreement, shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such.

     6.6 FINANCIAL COVENANTS. Borrower shall maintain, at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.5 to
1.0 (the "ADJUSTED QUICK RATIO").

     6.7 PROTECTION AND REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Borrower shall:

          (a) protect, defend and maintain the validity and enforceability of its intellectual property;

          (b) promptly advise Bank in writing of material infringements of its intellectual property; and

          (c) not allow any intellectual property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent. If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of its intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement or such other documents as Bank may reasonably request to maintain the perfection and priority of Bank's security interest in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the application(s) filed with the United States Copyright Office together with evidence of the recording of the intellectual property security agreement necessary for Bank to maintain the perfection and priority of its security interest in such copyrights or mask works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent and Trademark Office for a patent or to register a trademark or service mark within thirty (30) days after any such filing.

     6.8 LITIGATION COOPERATION. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

     6.9 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS

     Borrower shall not do any of the following without Bank's prior written consent:

     7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; and
(c) in connection with Permitted Liens and Permitted Investments.

     7.2 CHANGES IN BUSINESS OR BUSINESS LOCATIONS.

          (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; or (b) liquidate or dissolve. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower's assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

     7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate with or into another Subsidiary or into Borrower.

     7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower's or any Subsidiary's intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of "Permitted Lien" herein.

     7.6 MAINTENANCE OF COLLATERAL ACCOUNTS. Maintain any Collateral Account except pursuant to the terms of Section 6.5(b) hereof.

     7.7 INVESTMENTS; DISTRIBUTIONS.

          (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock, and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year.

     7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.9 SUBORDINATED DEBT.

          (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or

          (b) Amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

     7.10 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation

U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail or permit any Subsidiary to fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

     8. EVENTS OF DEFAULT

     Any one of the following shall constitute an event of default (an "EVENT OF DEFAULT") under this Agreement:

     8.1 PAYMENT DEFAULT. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable. During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

     8.2 COVENANT DEFAULT.

          (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.5, 6.6 or violates any covenant in Section 7; or

          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Document, and as to any default (other than those specified in Section
8.8 below) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

     8.3 MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

     8.4 ATTACHMENT. (a) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (b) the service of process upon Bank seeking to attach, by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of Fifty Thousand Dollars ($50,000) becomes a Lien on any of Borrower's assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5 INSOLVENCY. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

     8.6 OTHER AGREEMENTS. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could have a material adverse effect on Borrower's business;

     8.7 JUDGMENTS. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 MISREPRESENTATIONS. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, in any other Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

     8.9 SUBORDINATED DEBT. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement.

     9. BANK'S RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

          (d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

          (g) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

          (h) demand and receive possession of Borrower's Books; and

          (i) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

     9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with

Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 ACCOUNTS VERIFICATION; COLLECTION. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

     9.4 PROTECTIVE PAYMENTS. If Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5 APPLICATION OF PAYMENTS AND PROCEEDS. Unless an Event of Default has occurred and is continuing, Bank shall apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Bank in the exercise of its rights under this Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

     9.6 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.7 NO WAIVER; REMEDIES CUMULATIVE. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

     9.8 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

     10. NOTICES

     All notices, consents, requests, approvals, demands, or other communication (collectively, "COMMUNICATION") by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one
(1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

          If to Borrower: Commvault Systems, Inc.
                          2 Crescent Place
                          Oceanport, New Jersey 07757-0900
                          Attn: Lou Miceli, Chief Financial Officer
                          Fax: (732) 870-4514
                          Email: lmiceli@commvault.com

         If to Bank: Silicon Valley Bank
                     5 Radnor Corporate Center, Suite 555
                     100 Matsonford Road
                     Radnor, PA 19087
                     Attn: Richard White
                     Fax: (610) 971-2063
                     Email: rwhite@svbank.com

     11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER AND JUDICIAL REFERENCE

     Pennsylvania law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES' AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure
Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

     12. GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this Agreement and the other Loan Documents.

     12.2 INDEMNIFICATION. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "CLAIMS") asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by Bank's gross negligence or willful misconduct.

     12.3 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Bank, its directors, officers, employees, agents, accountants, attorneys, or any other Person affiliated with or representing Bank based upon, arising from, or relating to this Loan Agreement or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Bank, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by
(a) the filing of a complaint within one year from the earlier of (i) the date any of Borrower's officers or directors had knowledge of the first act, the occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of Bank, or on any other Person authorized to accept service on behalf of Bank, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Bank in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

     12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

     12.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee's or purchaser's agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.10 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

     12.11 RIGHT OF SETOFF. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     13. DEFINITIONS

     13.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "ACCOUNT" is any "account" as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

     "ACCOUNT DEBTOR" is any "account debtor" as defined in the Code with such additions to such term as may hereafter be made.

     "ACT" is defined in Section 6.2(a).

     "AFFILIATE" of any Person is (a) a Person that owns or controls directly or indirectly the Person, (b) any Person that controls or is controlled by or is under common control with the Person, and (c) each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members (such officers, directors, managers and members being called "Non Natural Affiliates").

     "AGREEMENT" is defined in the preamble hereof.

     "ALTERNATE RATE" is a floating rate equal to Prime Rate, minus one percent (1.0%) per annum.

     "BANK" is defined in the preamble hereof.

     "BANK EXPENSES" are all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

     "BORROWER" is defined in the preamble hereof.

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, federal and state tax returns, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

     "BORROWING RESOLUTIONS" are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit D.

     "BUSINESS DAY" is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a "Business Day" shall relate to the Term Loan, the term "Business Day" shall also mean a day on which dealings are carried on in the London interbank market.

     "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (c) Bank's certificates of deposit issued maturing no more than one (1) year after issue.

     "CODE" is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Pennsylvania; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

     "COLLATERAL" is any and all properties, rights and assets of Borrower described on Exhibit A.

     "COLLATERAL ACCOUNT" is any Deposit Account, Securities Account, or Commodity Account.

     "COMMODITY ACCOUNT" is any "commodity account" as defined in the Code with such additions to such term as may hereafter be made.

     "COMMUNICATION" is defined in Section 10.

     "COMPLIANCE CERTIFICATE" is that certain certificate in the form attached hereto as Exhibit C.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     "CONTROL AGREEMENT" is a control agreement substantially in the form of Exhibit F.

     "CREDIT EXTENSION" is any Term Loan or any other extension of credit by Bank for Borrower's benefit.

     "CURRENT LIABILITIES" are all obligations and liabilities of Borrower to Bank that mature within one (1) year.

     "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "DEFAULT RATE" is defined in Section 2.3(c).

     "DEFERRED REVENUE" is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

     "DEPOSIT ACCOUNT" is any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

     "DESIGNATED DEPOSIT ACCOUNT" is Borrower's deposit account, account number _____________, maintained with Bank.

     "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United States.

     "EFFECTIVE DATE" is the date Bank executes this Agreement and as indicated on the signature page hereof.

     "EQUIPMENT" is all "equipment" as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EVENT OF DEFAULT" is defined in Section 8.

     "FUNDING DATE" is the date on which the Term Loan is made to or on account of Borrower which shall be a Business Day.

     "GAAP" is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GENERAL INTANGIBLES" is all "general intangibles" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTEREST PERIOD" means the period commencing on the Funding Date and ending on the date that is one (1) month after the Funding Date, and each successive one (1) month period until the Term Loan Maturity Date; provided, however, that (a) no Interest Period shall end later than the Term Loan Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect,
(c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

     "INTEREST RATE DETERMINATION DATE" means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for the Term Loan.

     "INVENTORY" is all "inventory" as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

     "INVESTMENT" is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

     "IP AGREEMENT" is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the Effective Date.

     "LIBOR" means, for any Interest Rate Determination Date, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/1000th of one percent (0.001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of the applicable Credit Extension.

     "LIBOR RATE" means, for each Interest Period, an interest rate per annum (rounded upward to the nearest 1/1000th of one percent (0.001%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

     "LIBOR RATE MARGIN" is one and one half of one percent (1.50%).

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any note or guaranty, executed by Borrower or any other Person and any other present or future agreement for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

     "MATERIAL ADVERSE CHANGE" is (a) a material impairment in the perfection or priority of Bank's Lien in the Collateral or in the value of such Collateral;
(b) a material adverse change in
the business, operations, or condition (financial or otherwise) of Borrower; or
(c) a material impairment of the prospect of repayment of any portion of the Obligations.

     "NOTICE OF BORROWING" means a notice given by Borrower to Bank substantially in the form of Exhibit B, with appropriate insertions.

     "OBLIGATIONS" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents.

     "OPERATING DOCUMENTS" are, for any Person, such Person's formation documents, as certified with the Secretary of State of such Person's state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

     "PERFECTION CERTIFICATE" is defined in Section 5.1.

     "PERMITTED INDEBTEDNESS" is:

     (a) Borrower's Indebtedness to Bank under this Agreement and the other Loan Documents;

     (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

     (c) Subordinated Debt;

     (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

     (f) Indebtedness in an aggregate principal amount not to exceed One Million Dollars ($1,000,000) secured by Permitted Liens; and

     (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

     "PERMITTED INVESTMENTS" are:

     (a) Investments shown on the Perfection Certificate and existing on the Effective Date;

     (b) Cash Equivalents;

     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

     (d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

     (e) Investments accepted in connection with Transfers permitted by Section 7.1;

     (f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed One Million Dollars ($1,000,000);

     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary.

     "PERMITTED LIENS" are:

     (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on Borrower's Books, if they have no priority over any of Bank's Liens;

     (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or
(ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

     (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided the aggregate amount of such Liens does not at any time exceed Fifty Thousand Dollars ($50,000);

     (e) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business, provided, they have no priority over any of Bank's Liens and the aggregate amount of the Indebtedness secured by such Liens does not at any time exceed Fifty Thousand Dollars ($50,000);

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

     (g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

     (h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;

     (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

     (j) Liens in favor of other financial institutions arising in connection with Borrower's deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such securities accounts.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is, on any date, Borrower's unrestricted cash, Cash Equivalents, net billed accounts receivable and investments with maturities of fewer than twelve (12) months determined according to GAAP.

     "REGISTERED ORGANIZATION" is any "registered organization" as defined in the Code with such additions to such term as may hereafter be made

     "REGULATORY CHANGE" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "RESPONSIBLE OFFICER" is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

     "RESERVE REQUIREMENT" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Credit Extensions.

     "SECURITIES ACCOUNT" is any "securities account" as defined in the Code with such additions to such term as may hereafter be made.

     "SUBORDINATED DEBT" is indebtedness incurred by Borrower subordinated to all of Borrower's now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

     "SUBSIDIARY" means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person (other than Credit Suisse, or any Non-Natural Affiliates).

     "TERM LOAN" is a loan made by Bank pursuant to the terms of Section 2.1.1 hereof.

     "TERM LOAN AMOUNT" is an aggregate amount equal to Twenty Million Dollars ($20,000,000) outstanding at any time.

     "TERM LOAN MATURITY DATE" is the day which is twenty-four (24) months after the Funding Date, but in no event later than March 31, 2008.

     "TERM LOAN PAYMENT" is defined in Section 2.1.1(b).

     "TRANSFER" is defined in Section 7.1.

                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

COMMVAULT SYSTEMS, INC.


By /s/ Louis F. Miceli
   ----------------------------------
Name: Louis F. Miceli
Title: CFO


BANK:

SILICON VALLEY BANK


By /s/ Richard White
   ----------------------------------
Name: Richard White
Title: Relationship Manager

Effective Date: May 2, 2006

                 [Signature page to Loan and Security Agreement]

                                    EXHIBIT A

The Collateral consists of all of Borrower's right, title and interest in and to the following personal property:

     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     All other terms contained in this Exhibit, unless otherwise indicated, shall have the meanings provided by the Code (as defined herein), to the extent such terms are defined in the Code. For purposes hereof, the following terms shall have the following meanings:

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "CODE" is the Uniform Commercial Code as adopted in Pennsylvania as amended and in effect from time to time.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.


                                Exhibit A Page 1

     "INTELLECTUAL PROPERTY" is:

          (a) Copyrights, Trademarks, Mask Works and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

          (b) Any trade secrets and any intellectual property rights in computer software, chip design, chip mask works and computer software products now or later existing, created, acquired or held;

          (c) All design rights, including chips, masks and associated software which may be available to Borrower now or later created, acquired or held;

          (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

          (e) All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

     "PROCEEDS" has the meaning described in the Code as in effect from time to time.

     "SUPPORTING OBLIGATION" means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

     "TRADEMARKS" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.


                                Exhibit A Page 2

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING
                             COMMVAULT SYSTEMS, INC.

                                                            Date: ______________

TO: SILICON VALLEY BANK
    3003 Tasman Drive
    Santa Clara, CA 95054
    Attention: Corporate Services Department

RE: Loan and Security Agreement dated as of March __, 2006 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and between Commvault Systems, Inc. ("Borrower"), and Silicon Valley Bank ("Bank")

Ladies and Gentlemen:

     The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to
Section 3.2 of the Loan Agreement, of the borrowing of an Advance.

     1. The Funding Date, which shall be a Business Day, of the requested borrowing is _______________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

          (a) all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof;

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Credit Extension; and

          (c) the requested Credit Extension will not exceed the Term Loan
     Amount.

BORROWER                             COMMVAULT SYSTEMS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                Exhibit B Page 1

For internal Bank use only

LIBOR Pricing Date   LIBOR   LIBOR Variance   Maturity Date
------------------   -----   --------------   -------------
                                  ____%


                                Exhibit B Page 2

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE


TO: SILICON VALLEY BANK                                     Date: ______________
FROM: COMMVAULT SYSTEMS, INC.

     The undersigned authorized officer of COMMVAULT SYSTEMS, INC. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

              REPORTING COVENANT                          REQUIRED            COMPLIES
              ------------------                          --------            --------
PRE-IPO
Monthly financial statements with
Compliance Certificate                          Monthly within 30 days         Yes No
Annual financial statement (CPA Audited) + CC   FYE within 120 days            Yes No
Annual Board Projections                        Board Approval plus 30 days    Yes No

POST-IPO
Monthly Cash Balance Report                     Monthly within 7 days          Yes No
Compliance Certificate                          Quarterly within 45 days       Yes No
10-Q and 8-K                                    Quarterly within 45 days       Yes No
10-K                                            FYE plus 120 days              Yes No
Annual Board Projections                        Board Approval plus 30 days    Yes No


                                Exhibit C Page 1

The following Intellectual Property was registered after the Effective Date (if no registrations, state "None")

     FINANCIAL COVENANT         REQUIRED      ACTUAL    COMPLIES
     ------------------        ----------   ---------   --------
Maintain on a Monthly Basis:
Minimum Quick Ratio            ___1.5:1.0   _____:1.0    Yes No

     The financial covenant analysis and information set forth in Schedule 1 attached hereto is true and accurate as of the date of this Certificate.

     The following are the exceptions with respect to the certification above:
(If no exceptions exist, state "No exceptions to note.")

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMMVAULT SYSTEMS, INC.                 BANK USE ONLY


By:                                     Received by:
    ---------------------------------                ---------------------------
Name:                                                AUTHORIZED SIGNER
      -------------------------------   Date:
Title:                                        ----------------------------------
       ------------------------------   Verified:
                                                  ------------------------------
                                                  AUTHORIZED SIGNER
                                        Date:
                                              ----------------------------------
                                        Compliance Status: Yes  No


                                Exhibit C Page 2

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                         FINANCIAL COVENANTS OF BORROWER

Dated: ____________________

I.   ADJUSTED QUICK RATIO (Section 6.6)

Required: 1.5:1.0

Actual:

A.   Value of Line I.D. (Quick Assets)                        $________

B.   Value of Line I.G. (Current Liabilities)                 $________

C.   Aggregate value of all amounts received or invoiced by
     Borrower in advance of performance under contracts and
     not yet recognized as revenue                            $________

D.   Line B minus line C                                      $________

E.   Adjusted Quick Ratio (line A divided by line C)           ________

Is line E equal to or greater than 1.5:1:0?

_____ No, not in compliance   _____ Yes, in compliance


                   Schedule 1 to Compliance Certificate Page 1

                                    EXHIBIT D

                              BORROWING RESOLUTIONS


                                Exhibit D Page 1

                                    EXHIBIT E

                             PERFECTION CERTIFICATE

TO: SILICON VALLEY BANK

     The undersigned, the of COMMVAULT SYSTEMS, INC. (the "Company"), hereby represents and warrants to you on behalf of the Company as follows:

     1. NAMES OF THE COMPANY

     a. The name of the Company as it appears in its current Articles or Certificate of Incorporation is:

     b. The federal employer identification number of the Company is:

     c. The Company is formed under the laws of the State Delaware.

     d. The organizational identification number of the Company is:

     e. The Company transacts business in the following jurisdictions (list jurisdictions other than jurisdiction of formation):

     f. The Company is duly qualified to transact business as a foreign entity in the following jurisdictions (list jurisdictions other than jurisdiction of formation):

     g. The following is a list of all other names (including fictitious names, d/b/a's, trade names or similar names) currently used by the Company or used within the past five years:

Name   Period of Use
----   -------------



                                Exhibit E Page 1

     h. The following are the names of all entities which have been merged into the Company during the past five years:

Name of Merged Entity   Year of Merger
---------------------   --------------


     i. The following are the names and addresses of all entities from whom the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name   Address   Date of Acquisition   Type of Property
----   -------   -------------------   ----------------


     2. PARENT/SUBSIDIARIES OF THE COMPANY.

     a. The legal name of each subsidiary and parent of the Company is as follows. (A "parent" is an entity owning more than 50% of the outstanding capital stock of the Company. A "subsidiary" is an entity, 50% or more of the outstanding capital stock of which is owned by the Company.)

Name     Subsidiary/Parent    Fed. Employer ID No.
----     -----------------    --------------------
       Sub [ ]   Parent [ ]
       Sub [ ]   Parent [ ]
       Sub [ ]   Parent [ ]

     b. The following is a list of the respective jurisdictions and dates of formation of the parent and each subsidiary of the Company:

Name   Jurisdiction   Date of Formation
----   ------------   -----------------


     c. The following is a list of all other names (including fictitious names, d/b/a's, trade names or similar names) currently used by each subsidiary of the Company or used during the past five years:

Name   Subsidiary
----   ----------



                                Exhibit E Page 2

     d. The following are the names of all corporations which have been merged into a subsidiary of the Company during the five years:

Name   Subsidiary
----   ----------


     e. The following are the names and addresses of all entities from whom each subsidiary of the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

                    Date of     Type of
Name   Address   Acquisition   Property   Subsidiary
----   -------   -----------   --------   ----------


     LOCATIONS OF Company AND ITS SUBSIDIARIES

     a. The chief executive offices of the Company and its subsidiaries are presently located at the following addresses:

Complete Street and Mailing Address,
   including County and Zip Code       Company/Subsidiary
------------------------------------   ------------------
                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

     b. The Company's books and records and those of its subsidiaries are located at the following additional addresses (if different from the above):


                                Exhibit E Page 3

Complete Street and Mailing Address,
   including County and Zip Code       Company/Subsidiary
------------------------------------   ------------------
                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

     c. The following are all the locations where the Company and its subsidiaries own, lease, or occupy any real property:

Complete Street and Mailing Address,
   including County and Zip Code       Company/Subsidiary
------------------------------------   ------------------
                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

     d. The following are all of the locations where the Company and its subsidiaries maintain any inventory, equipment, or other property:

Complete Address                       Company/Subsidiary
----------------                       ------------------
                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub

                                         Company [ ] OR
                                         Name of Sub


                                Exhibit E Page 4

     e. The following are the names and addresses of all warehousemen, bailees, or other third parties who have possession of any of the Company's inventory or equipment or any of the inventory or equipment of its subsidiaries:

       Complete Street and Mailing Address,
Name      including County and Zip Code       Company/Subsidiary
----   ------------------------------------   ------------------
                                                Company [ ] OR
                                                Name of Sub

                                                Company [ ] OR
                                                Name of Sub

                                                Company [ ] OR
                                                Name of Sub

                                                Company [ ] OR
                                                Name of Sub

     4. SPECIAL TYPES OF COLLATERAL

     a. The Company and its subsidiaries own the following kinds of assets. (If the answer is "Yes" to any of the following questions, please attach a schedule describing each such asset owned by the Company or its subsidiaries and identifying which party owns the asset.)

Copyrights or copyright applications registered with the U.S. Copyright Office   Yes [ ]   No [ ]

Software registered with the U.S. Copyright Office                               Yes [ ]   No [ ]

Software not registered with the U.S. Copyright Office                           Yes [ ]   No [ ]

Patents and patent applications                                                  Yes [ ]   No [ ]
Trademarks or trademark applications (including any service marks,
   collective marks and certification marks)                                     Yes [ ]   No [ ]

Licenses to use trademarks, patents and copyrights of others                     Yes [ ]   No [ ]

Licenses, permits (including environmental), authorizations, or certifications issued by federal, state, or local governments issued to the Company and/or its subsidiaries or with respect to their assets,
   properties, or businesses                                                     Yes [ ]   No [ ]

Stocks, bonds or other securities                                                Yes [ ]   No [ ]

Promissory notes, or other instruments or evidence of indebtedness               Yes [ ]   No [ ]
Leases of equipment, security agreements naming such person as secured party
   or other chattel paper                                                        Yes [ ]   No [ ]

Aircraft                                                                         Yes [ ]   No [ ]

Vessels, Boats or Ships                                                          Yes [ ]   No [ ]

Railroad Rolling Stock                                                           Yes [ ]   No [ ]

Motor Vehicles                                                                   Yes [ ]   No [ ]


                                Exhibit E Page 5

     b. The following is a list of material contracts to which the Company is a party (include any equipment leases) or in which the Company has an interest (including whether such contract has a nonassignability provision which would require the other party's or another person's consent to the granting of a security interest in such contract):

                             Nonassignability Clause

                                                                Consent
Other Party    Title/Date   Asset Sale   Security              Obtained
to Contract   of Contract      (Y/N)       (Y/N)    Interest     (Y/N)
-----------   -----------   ----------   --------   --------   --------


     c. The following are all banks or savings institutions at which the Company and its subsidiaries maintain deposit accounts:

Bank Name   Account Number   Branch Address   Company/Subsidiary
---------   --------------   --------------   ------------------
                                                Company [ ] OR
                                                Name of Sub

                                                Company [ ] OR
                                                Name of Sub

                                                Company [ ] OR
                                                Name of Sub

                                                Company [ ] OR
                                                Name of Sub

     d. Does or is it contemplated that the Company will regularly receive letters of credit from customers or other third parties to secure payments of sums owed to the Company? The following is a list of letters of credit naming the Company as "beneficiary" thereunder:

LC Number   Name of LC Issuer   LC Applicant
---------   -----------------   ------------



                                Exhibit E Page 6

     5.   ENCUMBRANCES

     The Company's and its subsidiaries' property are subject to the following liens or encumbrances:

Name of Holder of
Lien/Encumbrance    Description of Property Encumbered   Company/Subsidiary
-----------------   ----------------------------------   ------------------
                                                           Company [ ] OR
                                                           Name of Sub

                                                           Company [ ] OR
                                                           Name of Sub

                                                           Company [ ] OR
                                                           Name of Sub

     6.   LITIGATION

     a. The following is a complete list of pending and threatened litigation or claims involving amounts claimed against the Company in an indefinite amount or in excess of $50,000 in each case:

     b. The following are the only claims which the Company has against others (other than claims on accounts receivable), which the Company is asserting or intends to assert, and in which the potential recovery exceeds $50,000:

     7.   TAXES

     The following tax assessments are currently outstanding and unpaid:

Assessing Authority   Amount and Description
-------------------   ----------------------


     8.   INSURANCE BROKER

     The following broker handles the Company's property insurance:

BROKER   CONTACT   TELEPHONE   FAX   EMAIL
------   -------   ---------   ---   -----


     9.   OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES

     The following are the names and titles of the officers of the Company and its subsidiaries.

Office/Title   Name of Officer   Company/Subsidiary
------------   ---------------   ------------------
                                   Company [ ] OR
                                   Name of Sub


                                Exhibit E Page 7

                                   Company [ ] OR
                                   Name of Sub

                                   Company [ ] OR
                                   Name of Sub

                                   Company [ ] OR
                                   Name of Sub

     10.  IRS FORM W9

     The Company's completed and executed IRS Form W9 is attached hereto as Exhibit A.

     11.  LEGAL COUNSEL

     The following attorney will represent the Company in connection with the loan documents:

ATTORNEY   LAW FIRM   TELEPHONE   FAX   EMAIL
--------   --------   ---------   ---   -----


     The Company agrees to advise you of any change or modification to any of the foregoing information or any supplemental information provided on any continuation pages attached hereto, and, until such notice is received by you, you shall be entitled to rely upon such information and presume it is correct. The Company acknowledges that your acceptance of this Perfection Certificate and any continuation pages does not imply any commitment on your part to enter into a loan transaction with the Company, and that any such commitment may only be made by an express written loan commitment, signed by one of your authorized officers.

Date:
      -------------------------------

                                        COMMVAULT SYSTEMS, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------
                                        Email:
                                               ---------------------------------
                                        Phone:
                                               ---------------------------------
                                        Fax:
                                             -----------------------------------


                                Exhibit E Page 8

                                    EXHIBIT F

                            ACCOUNT CONTROL AGREEMENT


                                Exhibit F Page 1